Exhibit 99.1

February 25, 2026
For 6:00 a.m. ET Release

LOWE’S REPORTS FOURTH QUARTER 2025 SALES AND EARNINGS RESULTS
— Comparable Sales Increased 1.3% —
— Diluted EPS of $1.78; Adjusted Diluted EPS1 of $1.98 —
— Provides Full Year 2026 Outlook —

MOORESVILLE, N.C., Feb. 25, 2026 – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $1.0 billion and diluted earnings per share (EPS) of $1.78 for the quarter ended Jan. 30, 2026, compared to diluted EPS of $1.99 in the fourth quarter of 2024. During the fourth quarter, the company recognized $149 million in pre-tax expenses associated with the acquisitions of Foundation Building Materials (FBM) and Artisan Design Group (ADG). Excluding these expenses, fourth quarter 2025 adjusted diluted EPS1 increased 2.6% to $1.98 compared to the prior year adjusted diluted EPS1.

Total sales for the quarter were $20.6 billion, compared to $18.6 billion in the prior-year quarter. Comparable sales for the quarter increased 1.3%, driven by continued growth in Pro, online, and home services sales, as well as strong holiday performance.

“We delivered strong results this quarter, as our Total Home strategy is resonating with both our Pro and DIY customers, which was evident during a great holiday season. Given our outperformance this quarter, we awarded $125 million in discretionary bonuses to our frontline associates in recognition of their hard work and outstanding customer service,” said Marvin R. Ellison, Lowe’s chairman, president and CEO. “While the housing macro remains pressured, we are focused on directing what is within our control, which includes our ongoing productivity initiatives. We remain confident that we are well-positioned to take share regardless of the macro environment.”

As of Jan. 30, 2026, Lowe’s operated 1,759 stores representing approximately 196 million square feet of retail selling space.

Capital Allocation
With a disciplined focus on its capital allocation program, the company remains committed to generating sustainable shareholder value. During the quarter, the company paid $673 million in dividends. For the fiscal year, the company returned $2.6 billion to shareholders through dividends.

1 Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information, as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

Lowe’s Business Outlook

The company is introducing its outlook for fiscal 2026, which reflects ongoing uncertainty in the home improvement market.

Full Year 2026 Outlook
•Total sales of $92.0 to $94.0 billion or an increase of approximately 7% to 9% compared to prior year
•Comparable sales expected to be flat to up 2% as compared to prior year
•Operating income as a percentage of sales (operating margin) of 11.2% to 11.4%
•Adjusted1 operating income as a percentage of sales (adjusted operating margin) of 11.6% to 11.8%
•Net interest expense of approximately $1.6 billion
•Effective income tax rate of approximately 24.5%
•Diluted earnings per share of approximately $11.75 to $12.25
•Adjusted1 diluted earnings per share of approximately $12.25 to $12.75
•Capital expenditures of approximately $2.5 billion

A conference call to discuss fourth quarter 2025 operating results is scheduled for today, Wednesday, Feb. 25, at 9 a.m. ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at ir.lowes.com and clicking on Lowe’s Fourth Quarter 2025 Earnings Conference Call Webcast. Supplemental slides will be available approximately 15 minutes prior to the start of the conference call. A replay of the call will be archived at ir.lowes.com.

Lowe’s Companies, Inc.

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 100 home improvement company serving approximately 16 million customer transactions a week, with total fiscal year 2025 sales of more than $86 billion. Lowe’s employs approximately 300,000 associates and operates over 1,700 home improvement stores, 530 branches and 130 distribution centers. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing, improving community spaces, helping to develop the next generation of skilled trade experts and providing disaster relief to communities in need. For more information, visit Lowes.com.

1 Adjusted operating margin and adjusted diluted earnings per share are non-GAAP financial measures. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information, as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives (including objectives related to environmental and social matters), business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services including customer acceptance of new offerings and initiatives, macroeconomic conditions and consumer spending, share repurchases, and Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties, and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as volatility and/or lack of liquidity from time to time in U.S. and world financial markets and the consequent reduced availability and/or higher cost of borrowing to Lowe’s and its customers, slower rates of growth in real disposable personal income that could affect the rate of growth in consumer spending, inflation and its impacts on discretionary spending and on our costs, shortages, and other disruptions in the labor supply, interest rate and currency fluctuations, home price appreciation or decreasing housing turnover, age of housing stock, the availability of consumer credit and of mortgage financing, trade policy changes or additional tariffs, outbreaks of pandemics, fluctuations in fuel and energy costs, inflation or deflation of commodity prices, natural disasters, geopolitical or armed conflicts, acts of both domestic and international terrorism, and other factors that can negatively affect our customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

LOW-IR

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Contacts:	Shareholder/Analyst Inquiries:	Media Inquiries:
	Kate Pearlman	Steve Salazar
	704-775-3856	steve.j.salazar@lowes.com
kate.pearlman@lowes.com

Lowe’s Companies, Inc.
Consolidated Statements of Current Earnings and Accumulated Deficit (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three Months Ended				Fiscal Year Ended
	January 30, 2026		January 31, 2025		January 30, 2026		January 31, 2025
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$20,584	100.00	$18,553	100.00	$86,286	100.00	$83,674	100.00
Cost of sales	13,903	67.54	12,456	67.14	57,401	66.52	55,797	66.68
Gross margin	6,681	32.46	6,097	32.86	28,885	33.48	27,877	33.32
Expenses:
Selling, general and administrative	4,409	21.42	3,822	20.59	16,791	19.46	15,682	18.74
Depreciation and amortization	564	2.74	445	2.40	1,941	2.25	1,729	2.07
Operating income	1,708	8.30	1,830	9.87	10,153	11.77	10,466	12.51
Interest – net	403	1.96	328	1.77	1,406	1.63	1,313	1.57
Pre-tax earnings	1,305	6.34	1,502	8.10	8,747	10.14	9,153	10.94
Income tax provision	306	1.49	377	2.04	2,093	2.43	2,196	2.63
Net earnings	$999	4.85	$1,125	6.06	$6,654	7.71	$6,957	8.31

Weighted average common shares outstanding – basic	560		562		559		567
Basic earnings per common share (1)	$1.78		$2.00		$11.87		$12.25
Weighted average common shares outstanding – diluted	561		563		560		568
Diluted earnings per common share (1)	$1.78		$1.99		$11.85		$12.23
Cash dividends per share	$1.20		$1.15		$4.75		$4.55

Accumulated Deficit
Balance at beginning of period	$(11,165)		$(13,993)		$(14,799)		$(15,637)
Net earnings	999		1,125		6,654		6,957
Cash dividends declared	(673)		(645)		(2,664)		(2,578)
Share repurchases	—		(1,286)		(30)		(3,541)
Balance at end of period	$(10,839)		$(14,799)		$(10,839)		$(14,799)

(1)    Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $997 million and $1,122 million for the three months ended January 30, 2026, and January 31, 2025, respectively. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $6,636 million and $6,940 million for the fiscal years ended January 30, 2026, and January 31, 2025, respectively.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three Months Ended				Fiscal Year Ended
	January 30, 2026		January 31, 2025		January 30, 2026		January 31, 2025
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$999	4.85	$1,125	6.06	$6,654	7.71	$6,957	8.31
Cash flow hedges – net of tax	(3)	(0.01)	(4)	(0.02)	(17)	(0.02)	(13)	(0.02)
Other	—	—	—	—	—	—	1	0.01
Other comprehensive loss	(3)	(0.01)	(4)	(0.02)	(17)	(0.02)	(12)	(0.01)
Comprehensive income	$996	4.84	$1,121	6.04	$6,637	7.69	$6,945	8.30

Lowe’s Companies, Inc.
Consolidated Balance Sheets (Unaudited)
In Millions, Except Par Value Data

	January 30, 2026	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$982	$1,761
Short-term investments	370	372
Receivables - net	1,090	94
Merchandise inventory - net	17,300	17,409
Other current assets	1,213	722
Total current assets	20,955	20,358
Property, less accumulated depreciation	18,362	17,649
Operating lease right-of-use assets	4,303	3,738
Long-term investments	319	277
Deferred income taxes - net	—	244
Goodwill	3,945	311
Intangible assets - net	5,908	277
Other assets	352	248
Total assets	$54,144	$43,102

Liabilities and shareholders' deficit
Current liabilities:
Current maturities of long-term debt	$2,431	$2,586
Current operating lease liabilities	713	563
Accounts payable	9,762	9,290
Accrued compensation and employee benefits	1,285	1,008
Deferred revenue	1,477	1,358
Other current liabilities	3,795	3,952
Total current liabilities	19,463	18,757
Long-term debt, excluding current maturities	37,490	32,901
Noncurrent operating lease liabilities	4,043	3,628
Deferred income taxes - net	1,039	—
Deferred revenue - Lowe's protection plans	1,262	1,268
Other liabilities	764	779
Total liabilities	64,061	57,333

Shareholders' deficit:
Preferred stock, $5 par value: Authorized - 5.0 million shares; Issued and outstanding - none	—	—
Common stock, $0.50 par value: Authorized - 5.6 billion shares; Issued and outstanding - 561 million and 560 million, respectively	281	280
Capital in excess of par value	370	—
Accumulated deficit	(10,839)	(14,799)
Accumulated other comprehensive income	271	288
Total shareholders' deficit	(9,917)	(14,231)
Total liabilities and shareholders' deficit	$54,144	$43,102

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Fiscal Year Ended
	January 30, 2026	January 31, 2025
Cash flows from operating activities:
Net earnings	$6,654	$6,957
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	2,194	1,972
Noncash lease expense	572	520
Deferred income taxes	256	9
Loss on property and other assets – net	53	5
Gain on sale of business	—	(177)
Share-based payment expense	247	221
Changes in operating assets and liabilities:
Merchandise inventory – net	703	(514)
Other operating assets	(243)	93
Accounts payable	73	633
Other operating liabilities	(645)	(94)
Net cash provided by operating activities	9,864	9,625

Cash flows from investing activities:
Purchases of investments	(1,693)	(1,286)
Proceeds from sale/maturity of investments	1,658	1,204
Capital expenditures	(2,213)	(1,927)
Proceeds from sale of property and other long-term assets	82	105
Proceeds from sale of business	—	177
Acquisitions of businesses - net	(10,088)	—
Other – net	(10)	(11)
Net cash used in investing activities	(12,264)	(1,738)

Cash flows from financing activities:
Net proceeds from issuance of debt	6,974	—
Repayment of debt	(2,587)	(545)
Proceeds from issuance of common stock under share-based payment plans	149	159
Cash dividend payments	(2,636)	(2,566)
Repurchases of common stock	(211)	(4,053)
Other – net	(68)	(42)
Net cash provided by/(used in) financing activities	1,621	(7,047)

Net (decrease)/increase in cash and cash equivalents	(779)	840
Cash and cash equivalents, beginning of period	1,761	921
Cash and cash equivalents, end of period	$982	$1,761

Lowe’s Companies, Inc.
Non-GAAP Financial Measure Reconciliation (Unaudited)

To provide additional transparency, the Company has presented the non-GAAP financial measure of adjusted diluted earnings per share for the three months ended January 30, 2026 and January 31, 2025. This measure excludes the impact of certain items, further described below, not contemplated in Lowe’s Business Outlook to assist analysts and investors in understanding operational performance for the fourth quarter of fiscal 2025.

Fiscal 2025 Impacts:
During fiscal 2025, the Company recognized financial impacts from the following:

•In the fourth quarter of fiscal 2025, the Company recognized pre-tax expenses of $149 million consisting of transaction costs and intangible asset amortization related to the acquisitions of Artisan Design Group and Foundation Building Materials (Acquisition of businesses).

Fiscal 2024 Impacts:
During fiscal 2024, the Company recognized financial impacts from the following:

•In the fourth quarter of fiscal 2024, the Company recognized pre-tax income of $80 million consisting of a realized gain on the contingent consideration associated with the fiscal 2022 sale of the Canadian retail business (Canadian retail business transaction).

In addition, the Company has presented full year fiscal 2026 guidance of the non-GAAP financial measures adjusted operating margin and adjusted diluted earnings per share, which exclude the impact of intangible asset amortization, and related tax effects if applicable, related to the acquisitions of Artisan Design Group and Foundation Building Materials. When evaluated with our GAAP results, we believe these non-GAAP measures provide investors with meaningful measures of comparable performance.

Adjusted operating margin and adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the Company’s operating margin or diluted earnings per share as prepared in accordance with GAAP. The Company’s methods of determining non-GAAP financial measures may differ from the method used by other companies and may not be comparable.

A reconciliation between the Company’s GAAP and non-GAAP financial results is shown below and available on the Company’s website at ir.lowes.com.

	Three Months Ended
	January 30, 2026			January 31, 2025
Adjusted Diluted Earnings Per Share	Pre-Tax Earnings	Tax[1]	Net Earnings	Pre-Tax Earnings	Tax[1]	Net Earnings
Diluted Earnings Per Share, As Reported			$1.78			$1.99
Acquisition of businesses	0.27	(0.07)	0.20	—	—	—
Canadian retail business transaction	—	—	—	(0.14)	0.08	(0.06)
Adjusted Diluted Earnings Per Share			$1.98			$1.93
1 Represents the tax benefit or expense related to the item excluded from adjusted diluted earnings per share.

Our adjusted operating margin and adjusted diluted earnings per share guidance for fiscal 2026 excludes an expected 40 basis point and $0.50 after tax impact, respectively, from intangible asset amortization.

1